EXHIBIT 5.1

           [Letterhead of Dornbush Mensch Mandelstam & Schaeffer, LLP]


                                                              December 11, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                           Advanced Photonix, Inc.
                           Registration Statement on Form S-8

Gentlemen:

         We have been requested by Advanced Photonix, Inc., a Delaware corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 1,500,000 shares (the "Shares") of the Company's Class A Common Stock, par value $.001, 500,000 of which may be issued by the Company pursuant to the Company's 1990 Incentive Stock Option and Non-Qualified Option Plan (the "1990 Plan") which was approved by the stockholders of the Company at its Annual Meeting of
Stockholders held October 29, 1992, and 1,000,000 of which may be issued pursuant to the Company's 1997 Employee Stock Option Plan (the "1997 Plan") which was approved by the stockholders of the Company at its Annual Meeting held August 21, 1997.

         In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-laws, the 1990 Plans, 1997 Plan, copies of the records of corporate proceedings of the Company, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the 1990 and 1997 Plans, respectively, will be legally issued, fully paid and non-assessable.

         We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the internal corporate law of the State of Delaware.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                /s/ Dornbush Mensch Mandelstam & Schaeffer, LLP
                                    DORNBUSH MENSCH MANDELSTAM & SCHAEFFER, LLP